EXHIBIT 99.1

Cleveland BioLabs Optimizes Operational Focus on Clinical Development

BUFFALO, N.Y., Oct. 18, 2013 (GLOBE NEWSWIRE) -- Cleveland BioLabs, Inc. (Nasdaq:CBLI) announced today that because of maturation of its development pipeline and a reduced need for certain services, it has transferred laboratory and preclinical services personnel to Buffalo BioLabs, LLC, an entity affiliated with one of the Company's co-founders, Andrei Gudkov, Ph.D., D. Sci. CBLI has executed a service agreement providing for continued access to this team on an as-needed basis. The service agreement terms will be filed on Form 8-K later today.

"As we noted on our second quarter call, our maturing product pipeline requires less laboratory and preclinical support. We believe this restructuring allows us to sharpen our clinical development focus and preserve financial resources, while maintaining priority access to existing laboratory and preclinical services talent," noted Yakov Kogan, Ph.D., MBA, Chief Executive Officer of Cleveland BioLabs. "Our forecasted cash runway into the second quarter of 2014 includes estimated cost savings of approximately $130,000 per month on average from this transfer in 2014 and increased savings over time, as our need for these services decreases."

About Cleveland BioLabs, Inc.

Cleveland BioLabs, Inc. is a clinical-stage biotechnology company leveraging deep understanding of molecular and cellular mechanisms of biological stress responses to develop a robust pipeline of compounds primarily focused on oncology applications and mitigation of radiation injury. The company's lead compound is being developed as both a radiation countermeasure and a cancer treatment. The Company has three operating subsidiaries, Incuron, LLC, BioLabs 612, LLC and Panacela Labs, Inc., and strategic relationships with the Cleveland Clinic, Roswell Park Cancer Institute, the Children's Cancer Institute Australia for Medical Research and the Armed Forces Radiobiology Research Institute. To learn more about Cleveland BioLabs, Inc., please visit the Company's website at http://www.cbiolabs.com.

This press release contains certain forward-looking information about Cleveland BioLabs that is intended to be covered by the safe harbor for "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as "expect(s)," "feel(s)," "believe(s)," "will," "may," "anticipate(s)" and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the likelihood of receiving funding; our ability to successfully develop and commercialize our therapeutic products; estimated future cost savings; the conduct and results of our various clinical trials; and future performance. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements.

These factors include, among others, the decisions of third parties regarding whether or not to fund the Company through grants; the Company's failure to successfully and timely develop existing and new products; the Company's collaborative relationships and the financial risks related thereto; the Company's ability to obtain laboratory and preclinical services from third parties; the Company's inability to obtain regulatory approval in a timely manner or at all; the risks inherent in the early stages of drug development and in conducting clinical trials; the Company's ability to comply with its obligations under license agreements; the Company's history of operating losses and the potential for future losses, which may lead the Company to not be able to continue as a going concern. Some of these factors could cause future results to materially differ from the recent results or those projected in forward-looking statements. See also the "Risk Factors" and "Forward-Looking Statements" described in the Company's periodic filings with the Securities and Exchange Commission.

Contact:
Rachel Levine, Vice President, Investor Relations
Cleveland BioLabs, Inc.
T: (646) 284-9439
E: rlevine@cbiolabs.com